Calculation of Filing Fee Tables
S-3
American National Group Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Preferred Stock	457(o)
		Equity	Depositary Shares	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,500,000,000.00	0.0001476	$ 516,600.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,500,000,000.00		$ 516,600.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 516,600.00
Offering Note
[1]	(1) There are being registered hereunder an indeterminate number of shares of preferred stock and depositary shares and an indeterminate principal amount of debt securities. The proposed maximum offering price will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $3,500,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities may be in such greater amount as shall result in an aggregate maximum offering price of all securities issued pursuant to this registration statement not to exceed $3,500,000,000. (2) The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act of 1933, as amended. (3) Each depositary share will represent a fractional interest in our preferred stock and will be evidenced by a depositary receipt issued pursuant to a deposit agreement.